Exhibit 10.10

Our Ref: UMS/6.1.6.3.1/01-01/02/03/14to20

9 October 2023

T & T MEDICAL GROUP PTE LTD

181 Kitchener Road

#01-14 Parkroyal on Kitchener Road

Singapore 208533

Dear Sir/Madam

EXTENSION OF LEASE

181 KITCHENER ROAD #01-01/02/03 & #01-14/15/16/17/18/19/20 PARKROYAL ON KITCHENER ROAD, SINGAPORE 208533

1.	We refer to the Letter of Extensions both dated 16 June 2021 entered into between Parkroyal Kitchener Hotel Pte. Ltd. (the “Landlord”) and T & T Medical Group Pte. Ltd. (the “Tenant”) (collectively, “the Lease”). Unless otherwise stated, this letter adopts the definitions set out in the Lease.

2.	The lease term (the “Term”) under the Lease of the Premises expires on 31 December 2023 (the “Original Expiry Date”).

3.	The Landlord agrees to extend the tenancy (the “Extended Lease”) for a further period of eight (8) months, commencing on 1 January 2024 and expiring on 31 August 2024 (“the Extended Term”) subject to the following terms and conditions set out below:

3.1	The terms and conditions of the Lease shall continue to apply during the Extended Term, as though the Extended Term formed part of the original Term save and except for the following terms and conditions:

3.1.1	During the Extended Term, the Rents payable by the Tenant shall be computed at the following rates and formula:

The Tenant shall pay to the Landlord the Rents and GST thereon, in advance each month during the Extended Term, computed as the higher of (A) or (B) where (A) is the Aggregate Base Rent and (B) is the Premium Variable Rent Component, each to be calculated in the following manner respectively:

(A)	Aggregate Base Rent:

The Aggregate Base Rent comprises:

(A1) Fixed Gross Rent

	Monthly Base Rent	: $74,300.80 i.e. $ 6.20 psf pm
	Monthly Service Charge	: $ 9,587.20 i.e. $ 0.80 psf pm
	Monthly Gross Rent	: $83,888.00 i.e. $ 7.00 psf pm

Our Ref: UMS/6.1.6.3.1/01-01/02/03/14to20

T & T MEDICAL GROUP PTE LTD

AND

(A2) Base Variable Rent

0% of the monthly Gross Sales

(B)	Premium Variable Rent

0% of the monthly Gross Sales

Save as varied in this paragraph 3.1.1, all other provisions relating to the Rents in the Lease shall remain unamended and remain in full force and effect, and binding on the respective parties in accordance with the terms of this Extension Letter.

3.1.2	The Security Deposit Amount held by the Landlord under the terms of the Lease as security for the due performance and observance by the Tenant of all the covenants, conditions, stipulations, agreements and obligations contained in the Lease, shall continue to be held by the Landlord on the same terms during the Extended Term, as security for the due performance and observance by the Tenant of all the covenants, conditions, stipulations, agreements and obligations contained in the Extended Lease.

3.1.3	The stamp duty on this Extension Letter shall be borne by the Tenant. The stamp duty is $2,684.00.

3.1.4	The Landlord’s legal / admin fees incurred in connection with the preparation and completion of this Extension Letter shall be borne by the Tenant.

3.2	For avoidance of doubt, on the expiry or sooner determination of the Extended Term, the Tenant is not required to reinstate the Premises to its original condition. However, the tenant is obliged to vacate and yield up the Premises by removing its debris to the satisfactory of the Landlord

4.	Notwithstanding any other provision of this Letter of Offer, the tenant is granted the rights to terminate this Agreement by providing the Landlord 2 weeks’ written notice of such intention.

5.	The Tenant shall keep confidential and shall not at any time disclose or permit to disclose the terms of this Extended Lease, or any negotiations discussions or agreements for a renewal of this Extended Lease or any matter in relation to this Extended Lease, except with the prior written consent of the Landlord save where required by law or save to the extent that such information has become public knowledge not due to the Tenant’s breach of this undertaking. Without prejudice to any other right or remedy of the Landlord under the Lease or this Extension Letter, a breach by the Tenant of its confidentiality obligations hereunder shall entitle the Landlord to terminate this Extension Letter.

Our Ref: UMS/6.1.6.3.1/01-01/02/03/14to20

T & T MEDICAL GROUP PTE LTD

6.	Please confirm the Tenant’s agreement to the above terms and conditions by signing and returning this Extension Letter (in duplicate) by 16 October 2023, together with a cheque for S$44,054.48 being the security deposit difference (i.e. S$41,370.48) and stamp fees (i.e. S$2,684.00) issued in favour of “PARKROYAL KITCHENER HOTEL PTE. LTD.” on this Extension Letter;

The Tenant’s execution of this Extension Letter shall constitute a binding Extended Lease on the terms set out herein.

7.	If we do not receive this Extension Letter duly signed within the time stipulated above, the said Extension Letter and the terms and conditions of this Extension Letter shall become null and void and of no effect. The Tenant shall then deliver vacant possession of the Premises on the Original Expiry Date in accordance with the terms of the Lease.

8.	Except as amended above, all other terms and conditions of the Lease shall apply to the Extended Term without change as though they are expressly incorporated herein, save where the context does not permit and except where inconsistent with the terms of this Extension Letter.

9.	This Extension Letter shall be governed by and construed in accordance with Singapore law and the parties irrevocably submit to the non-exclusive jurisdiction of the Singapore courts.

Yours faithfully

for UOL MANAGEMENT SERVICES PTE LTD as

Marketing Agent for PARKROYAL KITCHENER HOTEL PTE. LTD.

/s/ RUTH YONG
RUTH YONG
HEAD, GROUP RETAIL LEASING

Our Ref: UMS/6.1.6.3.1/01-01/02/03/14to20

T & T MEDICAL GROUP PTE LTD

TENANT’S AGREEMENT TO TERMS

I/We,             TING CHOON MENG          for and on behalf T & T MEDICAL GROUP PTE LTD (“the Tenant”) hereby unconditionally confirm the Tenant’s agreement and acceptance of the above stated terms and conditions in respect of the extension of the Lease for the Extended Term.

Dated this _____ day of _____ 20_____

Signed for and on behalf of T & T MEDICAL GROUP PTE LTD

Authorised Signatory:                  DR TING CHOON MENG

Designation:                                 MANAGING DIRECTOR